EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of BayHill Capital Corporation of our report dated September 30, 2010 on our audit of the financial statements of BayHill Capital Corporation as of June 30, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2010 and June 30, 2009, and the reference to us under the caption “Experts.”

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC
Address
Denver, Colorado
September 30, 2010